Exhibit 10.8

PRIVATE & CONFIDENTIAL

SDCL EDGE Acquisition Corporation

60 East 42nd Street
Suite 1100
New York, NY 10165

Harebell S.r.l.

Piazza Fontana 6

20121 Milan – Italy

Attn: Nicolò Dubini

May 10, 2024

Dear Harebell S.r.l.,

Amendment to letter agreement dated October 17, 2023
between SDCL EDGE Acquisition Corporation and Harebell S.r.l.

We refer to the letter agreement dated October 17, 2023 (the “Agreement”) by and between SDCL EDGE Acquisition Corporation (“we”, “us” or the “Company”) and Harebell S.r.l., a company incorporated under Italian law with registered office in Milan, Piazza Fontana no. 6, 20122 – Milan, VAT no. 06938950968 (“Harebell” and, together with the Company, the “Parties”), pursuant to which, inter alia, the Company agreed, subject to the completion of the de-SPAC Transaction, to allocate immediately prior to the de-SPAC transaction 25,000 newly issued Class A ordinary shares in the Company to Harebell. All terms used and not defined herein have the same meaning as ascribed in the Agreement.

The purpose of this letter is to amend the Agreement as follows:

1.	the reference to “25,000 newly issued Class A ordinary shares in the Company” in the second paragraph of the Agreement will be deleted and replaced with “22,334 newly issued Class A ordinary shares in the Company”.

2.	the first paragraph under Miscellaneous shall be deleted and replaced, in its entirety, with

“This letter and any obligations hereunder shall be of no further force and effect upon the latter of (i) July 2, 2024 and (ii) the completion, valid termination or expiration of the Business Combination Agreement between the Company, KME SE, Cunova GmbH, The Paragon Funds II GmBH & Co Geschlossene Investment KG, among others, dated February 20, 2024, as may be amended from time to time.”

The Parties agree that all of the other provisions of the Agreement shall remain in full force and effect, and all other terms and conditions of the Agreement shall be construed and interpreted accordingly.

This letter shall be governed by the laws of the Cayman Islands, without giving effect to the conflicts of law principles thereof. This letter may be executed in one or more counterparts (including emailed or “.pdf” documents), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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We look forward to continuing to work together toward a successful completion of the de-SPAC Transaction. Should you have any questions, please do not hesitate to reach out to me.

Sincerely,

SDCL EDGE Acquisition Corporation

Name:	Ned Davis
Title:	Chief Financial Officer

Accepted and agreed

as of May 10, 2024:

Harebell S.r.l.

Name:	Nicolò Dubini
Title:	Director (Amministratore)

CONFIDENTIAL

SDCL EDGE Acquisition Corporation

60 East 42nd Street

Suite 1100

New York, NY 10165

October 17th, 2023

Harebell S.r.l.

Piazza Fontana 6

20121 Milan - Italy

Dear Harebell S.r.l.,

I want to use this as an opportunity to offer my appreciation for having brought to us the target and supported with your services provided by your sole director, Mr. Nicolò Dubini, to SDCL EDGE Acquisition Corporation (the “Company”) and its affiliates in connection with its contemplated business combination relating to the special product business of Cunova GmbH and certain assets of KME SE comprising the KME Specialty Aerospace Business (collectively with any related “private investment in public entity” or “PIPE” investment, the “de-SPAC Transaction”).

As discussed, in consideration for these services, the Company has agreed to allocate 25,000 newly issued Class A ordinary shares in the Company (the “Shares” and each a “Share”) to Harebell S.r.l., a company incorporated under Italian law with registered office in Milan, Piazza Fontana no. 6, 20122 – Milan, VAT no. 06938950968 (“Harebell”), of which your majority shareholder and sole director is Mr. Nicolò Dubini. In full satisfaction of this obligation, the Company has agreed to grant to you, and you agree to accept, the Shares, immediately prior to, and subject to the completion of, the closing of the de-SPAC Transaction.

In addition to the above, at the closing of the de-SPAC Transaction, the Company will arrange for Mr. Nicolò Dubini to be appointed to the board of directors of the listed entity following the de-SPAC transaction, as already agreed with KME SE during the meeting in Milan on last October 9th, and compensated in a similar amount and manner to the independent directors of such company, subject to Mr. Nicolò Dubini providing all information reasonably required in connection with such appointment promptly upon request from the Company.

Miscellaneous

This letter and any obligation hereunder shall be of no further force and effect if the de-SPAC Transaction does not complete by July 2, 2024.

As a condition of grant of the Shares, you may be required to make certain representations as are deemed necessary or appropriate by the Company and its counsel in order to comply with applicable securities law. You acknowledge that you have been advised to seek the advice of an attorney and/or tax or financial advisor, and of your right to consult with such attorney and/or advisor prior to executing this letter, and that you have been given reasonable time to review this letter and to consult with such attorney and/or advisor of your choice.

You shall, on the reasonable request of the Company or its counsel, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the transactions described herein.

This letter shall be governed by the laws of the Cayman Islands, without giving effect to the conflicts of law principles thereof. This letter may be executed in one or more counterparts (including emailed or “.pdf” documents), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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CONFIDENTIAL

I look forward to continuing to work together toward a successful completion of the de-SPAC Transaction. If you have any questions, please don’t hesitate to reach out to me.

Sincerely,

SDCL EDGE Acquisition Corporation

Accepted and agreed

as of OCTOBER 17th, 2023:

Harebell S.r.l.

Name:	Nicolò Dubini
Title:	Director (Amministratore)